Exhibit 99.B(h)(13)(i)

Execution Copy

AMENDMENT NO. 1 TO

PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT (the “Amendment”) is made as of the 27th day of February, 2009 (the “Effective Date”), by and among Fidelity Rutland Square Trust (the “Fidelity Trust”), a statutory trust organized under the laws of Delaware, on behalf of each of the series identified on Schedule A of the Agreement (as defined below) (each, a “Fund” and collectively, the “Funds”) and each corporation or trust identified on Schedule B of the Agreement (each, an “Underlying Company”), on behalf of its respective series identified on Schedule B of the Agreement (each, an “Underlying Fund” and collectively, the “Underlying Funds”).

WHEREAS, the Fidelity Trust and each Underlying Company have entered into that certain Participation Agreement dated September 11, 2008 (the “Agreement”); and

WHEREAS, the Fidelity Trust and each Underlying Company desire to amend the Agreement in order to modify certain provisions stated therein.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

I.              AMENDMENT TO AGREEMENT

(a)           Amendment to Schedule B.  Schedule B of the Agreement is hereby deleted in its entirety and replaced with the form of Schedule B attached hereto and incorporated herein by reference.

II.            MISCELLANEOUS

(a)           No Further Amendment.  Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect.  The Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement.

(b)           Representations and Warranties.  All representations and warranties of each Underlying Company and the Underlying Funds, as revised by the Amendment, contained in the Agreement are true and correct in al respects as of the Effective Date as though made at and as of the Effective Date.

(c)           Effect of Amendment.  This Amendment shall form a part of the Agreement for all purposes and each party thereto and hereto shall be bound hereby.  From and after the execution of this Amendment by the parties hereto, any

Amendment shall be deemed to be in full force and the effect from and after the execution of this Amendment by the parties hereto.

(d)   Governing Law.   This Amendment shall be governed by and construed in accordance with the laws governing the Agreement.

(e)           Separability Clause.  If any provision of this Amendment is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof and the provisions of the Agreement will be considered severable and will not be affected thereby, and every remaining provision hereof and provision of the Agreement will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(f)            Counterparts.  This Amendment may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute on and the same instrument.

(g)           Definitions.  Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

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IN WITNESS WHEREOF, the parties have executed this Amendment  as of the date first written above.

FIDELITY RUTLAND SQUARE TRUST on behalf of each of the Funds listed on Schedule A, Severally and Not Jointly

/s/ Mark Osterheld
Name: Mark Osterheld
Title: Treasurer

ING SERIES FUND, INC., on behalf of its Underlying Funds listed on Schedule B, Severally and Not Jointly

/s/ Michael J. Roland
Name: Michael J. Roland
Title: Executive Vice President

ING EQUITY TRUST, on behalf of its Underlying Funds listed on Schedule B, Severally and Not Jointly

/s/ Michael J. Roland
Name: Michael J. Roland
Title: Executive Vice President

ING MUTUAL FUNDS, on behalf of its Underlying Funds listed on Schedule B, Severally and Not Jointly

/s/ Michael J. Roland
Name: Michael J. Roland
Title: Executive Vice President

Schedule B

Underlying Companies and Series

Underlying Companies

ING Series Fund, Inc.  (“ISFI”)

ING Equity Trust (“IET”)

ING Mutual Funds (“IMF”)

Underlying Funds

ING Small Company Fund, a series of ISFI

ING SmallCap Opportunities Fund, a series of IET

ING International Real Estate Fund, a series of IMF

ING Global Real Estate Fund, a series of IMF